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                                                                     Exhibit 23

KPMG LLP

     Suite 2000
     1211 South West Fifth Avenue
     Portland, OR 97204

               Consent of Independent Certified Public Accountants

The Board of Directors
Potlatch Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 333-17145, 333-42808, 33-00805, 33-28220, 33-54515, 333-28079, 333-74956,
33-30806, 333-12017 and 333-42806) on Form S-8 of Potlatch Corporation of our report dated January 25, 2002, except as to note 19, which is as of March 18, 2002, relating to the balance sheets of Potlatch Corporation and consolidated subsidiaries as of December 31, 2001 and 2000 and the related statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001 which report appears in the December 31, 2001 annual report on Form 10-K of Potlatch Corporation.

                                                       /s/ KPMG LLP

March 27, 2002